Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

RXi Pharmaceuticals Corporation

Marlborough, Massachusetts

We hereby consent to the use of our report dated March 26, 2018, relating to the consolidated financial statements of RXi Pharmaceuticals Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and incorporated herein by reference. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Boston, Massachusetts

August 24, 2018